Exhibit 99.1

For more information contact:

AT THE COMPANY	FINANCIAL RELATIONS BOARD
Patrick O’Sullivan	Claire Koeneman	Joe Calabrese
Vice President, Finance and Accounting	(Analyst Info)	(General Info)
(617) 247-2200	(312) 640-6745	(212) 445-8434
posullivan@heritagerealty.com

FOR IMMEDIATE RELEASE

HERITAGE PROPERTY INVESTMENT TRUST, INC. ANNOUNCES RESULTS

FOR FIRST QUARTER ENDED MARCH 31, 2004

Boston, MA…May 4, 2004…Heritage Property Investment Trust, Inc. (NYSE:HTG) (“Heritage” or the “Company”), today reported results of its operations for the first quarter ended March 31, 2004.  Financial highlights, significant events and transactions completed during the quarter include:

•                  Funds from Operations (FFO), a widely accepted measure of REIT performance, increased 9.2% to $32.1 million, as compared to $29.4 million for the same period in 2003.  On a diluted per share basis, FFO decreased to $0.69 per diluted share, as compared to $0.70 per diluted share for the first quarter of 2003.

•                  Net income attributable to common shareholders decreased $0.3 million to $10.9 million, or $0.23 per diluted share, as compared to $11.2 million, or $0.27 per diluted share, for the same period in 2003.

•                  Revenue from rentals and recoveries increased 8.2% to $81.3 million, as compared to $75.1 million for the three-month period ended March 31, 2003.

•                  The Company executed 171 leases (new and renewed), for 776,000 square feet, and achieved an 8.2% increase over prior rents on a cash basis.

•                  The Company redeemed all outstanding 8.875% Series B Cumulative Redeemable Perpetual Preferred Units of Bradley Operating Limited Partnership.

•                  The Company completed its first debt offering and sold $200 million principal amount of unsecured 5.125% notes due April 15, 2014.

•                  Subsequent to March 31, 2004, the Company completed its first shopping center acquisition in 2004, Long Meadow Commons, a 119,000 square foot grocer-anchored community shopping center located in Mundelein, Illinois.

•                  The Company declared a cash dividend on its common stock of $0.525 per share payable on April 15, 2004.

“As we entered 2004, we set three primary objectives for our business - improving the performance of our core portfolio, pursuing external growth through opportunistic acquisitions, and strengthening our balance sheet.   We continue to aggressively work towards re-leasing space recovered from high profile bankrupt tenants and in conjunction with our tenant-focused operating strategy, anticipate improvement in our core portfolio in the latter part of 2004 and 2005,” stated Heritage’s Chairman, President and Chief Executive Officer, Thomas Prendergast.

Mr. Prendergast further noted “At the same time, we are actively pursuing a number of attractive acquisition and joint venture opportunities which, when combined with our recently completed Long Meadow acquisition, makes us confident that we will achieve our 2004 net acquisition target of $125 million.”

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2004. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

PORTFOLIO OVERVIEW

General

As of March 31, 2004, Heritage had a shopping center portfolio of 162 centers, located in 29 states and totaling approximately 32.7 million square feet of total gross leasable area, of which 27.5 million square feet is company-owned gross leasable area.

Our diluted FFO and net income per share reflect the Company’s equity offering in December 2003 in which it issued an additional approximately 3.9 million shares.

Leasing Activity

During the first quarter of 2004, the Company executed 171 leases (new and renewed), for 776,000 square feet.  In doing so, the Company achieved an 8.2% increase over prior rents on a cash basis from $10.08 per square foot to $10.90 per square foot.  By comparison, during the first quarter of 2003, the Company executed 126 leases (new and renewed), for 549,000 square feet.  During the first quarter of 2003, the Company achieved a 5.3% increase over prior rents on a cash basis from $9.08 per square foot to $9.56 per square foot.

At March 31, 2004, the Company’s portfolio was 91.2% leased as compared to 92.0% leased at December 31, 2003 and 93.1% leased at March 31, 2003.  Our occupancy numbers reflect the return of space previously leased to bankrupt tenants.

Same Property Operating Results

With respect to the properties owned and operated by the Company for the three months ended March 31, 2004 and 2003, same property net operating income decreased slightly as follows:

	Three Months Ended March 31,
	2004	2003
Real estate revenue	$73,478	$72,967
Operating expenses	(22,509)	(21,948)
Net Operating Income	50,969	51,019	(0.1)%
Less: Lease termination income	(296)	(74)
Net Operating Income, as adjusted	$50,673	$50,945	(0.5)%

INVESTMENT ACTIVITY

In keeping with the Company’s external growth strategy, on April 30, 2004, the Company completed the acquisition of Long Meadow Commons, a 119,000 square foot grocer-anchored community shopping center located in Mundelein, Illinois (a northern Chicago suburb) for a purchase price of approximately $18 million.  The property, which is 96% leased, is anchored by Dominick’s Finer Foods (a subsidiary of Safeway).  The Company funded this acquisition through the assumption of mortgage debt and borrowings under its line of credit.

The Company continues its on-going process of reviewing its assets to ensure that they fit with its long-term ownership criteria and disposing non-core assets.  As a result, on April 20, 2004, the

Company completed the disposition of the Fortune office building, a 59,000 square foot property located in Hartsdale, New York for $7.7 million, resulting in a net gain of approximately $3.0 million.

CAPITAL MARKETS ACTIVITY

On March 29, 2004, the Company completed the offering of $200 million principal amount of unsecured 5.125% notes due April 15, 2014.  The sale of these notes was completed on April 1, 2004.  The notes were priced to yield 5.236% at a spread of 135 basis points over the comparable U.S. Treasury note.  The net proceeds from the offering were used to reduce the outstanding balance on our line of credit.  Including all offering expenses and the settlement of the forward swaps described below, the all-in effective interest rate of the unsecured notes is 5.32%.

In connection with the sale of these notes, the three rating agencies, Moody’s, Standard & Poor’s and Fitch affirmed their current investment grade ratings and stable outlook for the Company.

On March 8, 2004, in anticipation of the Company’s note offering, the Company entered into forward starting interest rate swaps with a total notional amount of approximately $192.5 million. The purpose of these forward swaps was to mitigate the risk of changes in interest rates prior to the pricing of our offering. These forward swaps terminated upon pricing of the offering and we received a payment of $1.185 million in connection with the termination of these swaps.  Amounts received upon termination of the swaps will be amortized as a reduction to interest expense as scheduled interest payments are made on the Company’s notes.

On February 23, 2004, the Company redeemed all outstanding 8.875% Series B Preferred Units of Bradley Operating Limited Partnership for an aggregate redemption price of approximately $50 million.  There were no unamortized issuance costs associated with these units, therefore, the Company did not incur a charge.

Mr. Prendergast noted, “I am very pleased with the significant progress that we have made in strengthening our balance sheet during the past several months through the combination of our December 2003 equity offering, our February 2004 redemption of the Bradley Preferred Units, and our March 2004 bond offering.  These accomplishments have given us greater financial flexibility and positioned us for future growth.”

1st QUARTER CONFERENCE CALL

Members of Heritage’s senior management will host a conference call on Wednesday, May 5, 2004, at 10:00 a.m., ET, to discuss the Company’s first quarter results.  Stockholders, analysts and other interested parties may participate in this conference call by dialing 800-218-8862 or 303-262-2075 at least five minutes before the scheduled start time.  Investors can also access the call via the Internet at the Company’s website, www.heritagerealty.com.  To listen to a live broadcast, access this site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

A replay of the conference call will be available after the call through May 12, 2004 by accessing the Company’s website at www.heritagerealty.com or by dialing 800-405-2236 or 303-590-3000, pass-code 576173.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol “HTG”.  Heritage is one of the largest owners and operators of neighborhood and community shopping centers in the United States.  Heritage focuses on grocer-anchored shopping centers with multiple anchors.  As of March 31, 2004, Heritage had a shopping center portfolio of 162 centers, located in 29 states and totaling approximately 32.7 million square feet of total gross leasable area, of which 27.5 million square feet is company-owned gross leasable area.  Heritage’s shopping center portfolio was approximately 91.2% leased as of March 31, 2004.

Heritage is headquartered in Boston Massachusetts and has an additional 16 regional offices located in the Eastern, Midwestern and Southwestern United States.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  The forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect actual results.  The factors that could cause actual results to differ materially from current expectations include financial performance and operations of the Company’s shopping centers, including the Company’s tenants, real estate conditions, current and future bankruptcies of the Company’s tenants, execution of shopping center redevelopment programs, the Company’s ability to finance the Company’s operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, execution of joint venture opportunities, changes in economic, business, competitive market, leasing and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the Securities and Exchange Commission.  The forward-looking statements contained herein represent the Company’s judgment as of the date of this release, and the Company cautions readers not to place undue reliance on such statements.

A copy of Heritage’s first quarter 2004 “Supplemental Operating and Financial Data” will be available on the Investor Relations section of the Company’s website at http://www.heritagerealty.com.  These materials are also available by written request to:

Investor Relations

Heritage Property Investment Trust, Inc.

131 Dartmouth St.

Boston, MA 02116

Heritage Property Investment Trust, Inc.

Consolidated Balance Sheets

March 31, 2004 and December 31, 2003

(Unaudited and in thousands of dollars)

	March 31, 2004	December 31, 2003
Assets
Real estate investments, net	$2,141,615	$2,157,232
Cash and cash equivalents	10,260	5,464
Accounts receivable, net of allowance for doubtful accounts of $9,394 in 2004 and $8,770 in 2003	29,193	25,514
Prepaids and other assets	14,707	13,608
Deferred financing and leasing costs	26,280	25,757
Total assets	$2,222,055	$2,227,575
Liabilities and Shareholders’ Equity
Liabilities:
Mortgage loans payable	$625,398	$632,965
Unsecured notes payable	201,490	201,490
Line of credit facility	305,000	243,000
Accrued expenses and other liabilities	77,959	82,115
Accrued distributions	24,709	24,438
Total liabilities	1,234,556	1,184,008
Series B Preferred Units	—	50,000
Series C Preferred Units	25,000	25,000
Exchangeable limited partnership units	7,556	7,670
Other minority interest	2,425	2,425
Total minority interests	34,981	85,095
Shareholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 46,724,344 and 46,208,574 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively	47	46
Additional paid-in capital	1,148,088	1,136,516
Cumulative distributions in excess of net income	(189,907)	(176,267)
Other comprehensive income	1,185	—
Unearned compensation	(6,895)	(1,823)
Total shareholders’ equity	952,518	958,472
Total liabilities and shareholders’ equity	$2,222,055	$2,227,575

Heritage Property Investment Trust, Inc.

Consolidated Statements of Operations

Three Months ended March 31, 2004 and 2003

(Unaudited and in thousands, except per-share data)

	Three Months Ended March 31,
	2004	2003

Revenue:
Rentals and recoveries	$81,311	$75,141
Interest and other	204	29
Total revenue	81,515	75,170

Expenses:
Property operating expenses	13,012	12,003
Real estate taxes	11,975	10,434
Depreciation and amortization	21,470	19,121
Interest	17,615	16,877
General and administrative	5,282	5,003
Total expenses	69,354	63,438
Income before allocation to minority interests	12,161	11,732
Income allocated to exchangeable limited partnership units	(65)	(20)
Income allocated to Series B & C Preferred Units	(1,208)	(1,664)
Income before discontinued operations	10,888	10,048
Discontinued operations:
Operating income from discontinued operations	—	363
Gains on sales of discontinued operations	—	809
Income from discontinued operations	—	1,172
Net income attributable to common shareholders	$10,888	$11,220
Basic per-share data:
Income before discontinued operations	$0.23	$0.24
Income from discontinued operations	—	0.03
Income attributable to common shareholders	$0.23	$0.27

Weighted average common shares outstanding	46,377	41,593

Diluted per-share data:
Income before discontinued operations	$0.23	$0.24
Income from discontinued operations	—	0.03
Income attributable to common shareholders	$0.23	$0.27

Weighted average common and common equivalent shares outstanding	46,841	41,933

Heritage Property Investment Trust, Inc.

Calculation of Funds from Operations

(in thousands of dollars)

	Three Months Ended March 31,
	2004	2003

Net income	$10,888	$11,220
Add (deduct):
Depreciation and amortization (real estate-related)	21,191	18,976
Net gains on sales of real estate investments and discontinued operations	—	(809)

Funds from Operations	$32,079	$29,387

The White Paper on Funds from Operations approved by NAREIT in March 1995, and revised in November 1999, defines Funds from Operations as net income (loss), computed in accordance with generally accepted accounting principles, excluding gains (or losses) from extraordinary items and sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

The Company believes that Funds from Operations is helpful as a measure of the performance of a REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT, which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay cash distributions.